UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 14, 2007

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	I.R.S. Employer Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

333-145140-01	FIRSTENERGY SOLUTIONS CORP.	31-1560186
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

FirstEnergy Generation Corp. (FGCO) is a wholly owned subsidiary of FirstEnergy Solutions Corp. (FES). FES, a wholly owned subsidiary of FirstEnergy Corp., provides energy-related products and services, and through FGCO, owns or leases and operates FirstEnergy’s non-nuclear generating facilities.

On August 26, 2005, FGCO entered into an agreement with Bechtel Power Corporation (Bechtel), under which Bechtel will engineer, procure and construct air quality control systems for the reduction of sulfur dioxide emissions at the W.H. Sammis Plant (Agreement). Under the Agreement, work is to be performed as a series of subprojects corresponding to specified generating units at the W.H. Sammis Plant.

During the development phase of the project, FGCO and Bechtel determined the target construction cost, project scope (including work to be performed, performance guarantees and testing protocols) and project schedule, which establishes guaranteed final completion dates. In connection with those determinations and the issuance of a notice to proceed with full construction of the project, FGCO and Bechtel entered into an amendment to the Agreement on September 14, 2007 (Amendment). The Amendment does not materially change FirstEnergy's total estimate of capital expenditures necessary to complete requirements of the Sammis New Source Review Litigation settlement agreement. Among other things, the Amendment provides for the following:

•	Certain project equipment vendors will contract directly with FGCO;
•	Bechtel may assign certain subcontracts to FGCO in the event the Agreement is cancelled;
•	Reduction of liquidated damages for delay in completing a subproject caused by Bechtel in return for their agreement to an expedited construction schedule;
•	Bechtel’s right to seek an extension of the project schedule if a force majeure event for unavailability of labor is recognized by the New Source Review consent decree plaintiffs;
•	Additional financial incentives to Bechtel to reduce overall project costs; and
•	The clarification or refinement of certain contract issues.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment.

Forward-Looking Statements: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), and the legal and regulatory changes resulting from the implementation of the Energy Policy Act of 2005 (including, but not limited to, the repeal of the Public Utility Holding Company Act of 1935), the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission (including, but not limited to, the Demand for Information issued to FENOC on May 14, 2007) as disclosed in FirstEnergy’s SEC filings, the timing and outcome of various proceedings before the Public Utilities Commission of Ohio (including, but not limited to, the distribution rate cases and the generation supply plan filing for the Ohio Companies and the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the Rate Stabilization Plan and the Rate Certainty Plan, including the deferral of fuel costs) and the Pennsylvania Public Utility Commission (including Penn’s default service plan filing), the resolution of the Petitions for Review filed with the Commonwealth Court of Pennsylvania with respect to the transition rate plan filing for Met-Ed and Penelec, the continuing availability and operation of generating units, the ability of generating units to continue to operate at, or near full capacity, the inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the anticipated benefits from voluntary pension plan contributions, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets and the cost of such capital, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, any final adjustment in the purchase price per share under the accelerated share repurchase program announced March 2, 2007, the risks and other factors discussed from time to time in the registrants’ SEC filings, and other similar factors.  The registrants expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

September 18, 2007

FIRSTENERGY CORP.
Registrant

FIRSTENERGY SOLUTIONS CORP.
Registrant

By:	/s/ Harvey L. Wagner
Harvey L. Wagner Vice President, Controller and Chief Accounting Officer